     As filed with the Securities and Exchange Commission on April 14, 1999

                                      Registration Statement No. 333-___________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                      ANNUITY AND LIFE RE (HOLDINGS), LTD.
             (Exact Name of Registrant as Specified in its Charter)

                Bermuda                                  Not Applicable
    (State or Other Jurisdiction of                     (I.R.S. Employer
     Incorporation or Organization)                    Identification No.)

                                Cumberland House
                                1 Victoria Street
                             Hamilton, HM AX, Bermuda
               (Address of Principal Executive Offices) (Zip Code)

         Annuity and Life Re (Holdings), Ltd. Initial Stock Option Plan
                            (Full Title of the Plan)

                              CT Corporation System
                                  1633 Broadway
                            New York, New York 10019
                     (Name and Address of Agent for Service)

                                 (212) 225-2000
          (Telephone Number, Including Area Code, of Agent for Service)

                  Please send copies of all communications to:
                        F. Douglas Raymond, III, Esquire
                           Drinker Biddle & Reath LLP
                         Suite 300, 1000 Westlakes Drive
                                Berwyn, PA 19312

                         CALCULATION OF REGISTRATION FEE

===================================================================================================
                                             Proposed Maximum   Proposed Maximum
Title Of Securities To Be    Amount To Be     Offering Price        Aggregate         Amount Of
       Registered           Registered (1)     Per Share (2)      Offering Price   Registration Fee
---------------------------------------------------------------------------------------------------
Common Shares, par value       1,304,199         $15.00             $19,562,985        $5,438.51
$1.00 per share                   30,000         $24.50             $   735,000        $  204.33
                                  26,000         $21.375            $   555,750        $  154.50
                                  15,000         $22.875            $   343,125        $   95.39
                                 177,301         $21.875            $ 3,878,459        $1,078.21

     Total                     1,552,500                            $25,075,319        $6,970.94
===================================================================================================

(1) Pursuant to Rule 416(a), this Registration Statement also registers such indeterminate number of additional shares as may become issuable under the Plan in connection with share splits, share dividends or similar transactions.

(2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee based upon $21.875, the average of the high and low prices for the Common Shares reported on the NASDAQ National Market System on April 8, 1999. As to shares subject to outstanding but unexercised options, the price and fee are computed based upon the price at which such options may be exercised.


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
                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        (Not required to be filed as part of this Registration Statement)

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which have been filed by Annuity and Life Re (Holdings), Ltd. (the "Registrant" or the "Company") with the Securities and Exchange Commission (the "Commission"), are incorporated by reference into this Registration Statement:

         (a) the description of the Company's common shares, par value $1.00 per share (the "Common Shares") contained in the Company's Registration Statement on Form 8-A, filed on January 15, 1998 with the Commission;

         (b) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed on March 24, 1999 with the Commission;

         (c) the Company's definitive proxy statement for its Annual Meeting of Shareholders on April 29, 1999, filed on March 31, 1999 with the Commission; and

         (d) all other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the Company's most recent fiscal year.

                  All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

                  Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein by reference modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.    DESCRIPTION OF SECURITIES.

           Not applicable because the Common Shares, which is the class of securities offered pursuant to this Registration Statement, are registered under the Exchange Act.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

           Not applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

           Section 31 of the Company's Bye-laws provides that: (a) the directors and officers of the Company shall be indemnified from and against all actions, costs, charges, losses, damages and expenses which they shall incur by reason of any act done in connection with their duty as a director or officer of the Company, (b) each director and officer of the Company shall be indemnified out of the funds of the Company against all liabilities incurred by him as such a director or officer of the Company in defending any proceedings in which judgment is given in his favor or he is acquitted or relieved from liability, and (c) funds shall be advanced to each director or officer of the Company on his incurring liability prior to judgment provided that should he be found guilty of a criminal or other offense for which he cannot by law be indemnified he shall reimburse the Company for the funds advanced.

           Section 32 of the Company's Bye-laws provides that each shareholder agrees to waive any claim or right of action such shareholder might have against any director or officer on account of any action taken by such director or officer, or the failure of such director of officer to take any action in the performance of his duties with or for the Company, provided that such waiver does not extend to any matter in respect of any fraud or dishonesty that may attach to such director or officer.

           Bermuda law provides that the Company may indemnify its directors and officers in their capacity as such in respect of any loss arising or liability attaching to them by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which a director or officer may be guilty in relation to the Company other than his or her own fraud or dishonesty.

           The Company has obtained a Directors and Officers and Company Reimbursement Policy from Underwriters at Lloyd's, London that provides liability insurance for the Company's directors and officers.

           Reference is made to Item 9 of this Registration Statement for additional information regarding indemnification of directors and officers.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

           No restricted securities are being reoffered or resold pursuant to this Registration Statement.

ITEM 8.    EXHIBITS.

*4.1 Annuity and Life Re (Holdings), Ltd. Initial Stock Option Plan (Exhibit 10.2 to the Company's Registration Statement on Form S-1, Registration No. 333-43301, declared effective on April 8, 1998 (the "Registration Statement")).

*4.2 Amendment No. 1 to the Initial Stock Option Plan (Exhibit 10.11 to the Registration Statement).

5.1        Opinion of Conyers Dill & Pearman, counsel to the Registrant.

23.1       Consent of KPMG Peat Marwick (Independent Accountants).

23.2       Consent of Conyers Dill & Pearman (included in the opinion filed as
           Exhibit 5.1 hereto).

24.1       Powers of Attorney (included on signature page).

----------

*Previously filed with the Commission and incorporated herein by reference.

ITEM 9.    UNDERTAKINGS.

           1.         Undertakings Required by Regulation S-K Item 512(a).

                      The undersigned Registrant hereby undertakes as follows:

                      (1) To file, during any period in which offers or sales are being made pursuant to this Registration Statement, a post-effective amendment to this Registration Statement:

                                 (i) To include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933;

                                 (ii) To reflect in the prospectus any facts or
events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                                 (iii) To include any material information with
respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           2. Undertakings Required by Regulation S-K Item 512(b).

                      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           3. Undertakings Required by Regulation S-K Item 512(h).

                      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hamilton, Bermuda, on this 12th day of April, 1999.

                                 ANNUITY AND LIFE RE (HOLDINGS), LTD.

                                 By: /s/ Lawrence S. Doyle
                                     ------------------------------------
                                     Lawrence S. Doyle
                                     President and Chief Executive Officer

                                POWER OF ATTORNEY

                      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, does hereby constitute and appoint LAWRENCE S. DOYLE, his true and lawful attorney-in-fact and agent, with full power of substitution, resubstitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

                      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                           Title                       Date
          ---------                           -----                       ----
/s/ Lawrence S. Doyle            President, Chief Executive Officer   April 12, 1999
-----------------------------    and Director (Principal Executive
Lawrence S. Doyle                Officer)

/s/ William W. Atkin             Senior Vice President, Chief         April 12, 1999
-----------------------------    Financial Officer, Treasurer and
William W. Atkin                 Secretary  (Principal Financial
                                 and Accounting Officer)

/s/ Frederick S. Hammer          Chairman and Director                April 12, 1999
-----------------------------
Frederick S. Hammer

          Signature                           Title                       Date
          ---------                           -----                       ----

/s/ Robert M. Lichten            Deputy Chairman and Director         April 12, 1999
-----------------------------
Robert M. Lichten

/s/ Robert Clements              Director                             April 12, 1999
-----------------------------
Robert Clements

                                 Director                            April 12, 1999
-----------------------------
Albert R. Dowden

/s/ Michael P. Esposito, Jr.     Director                            April 12, 1999
-----------------------------
Michael P. Esposito, Jr.

                                 Director                            April 12, 1999
-----------------------------
Lee M. Gammill, Jr.

/s/ Mark Grier                   Director                            April 12, 1999
-----------------------------
Mark Grier

                                 Director                            April 12, 1999
-----------------------------
Donald J. Matthews

/s/ Brian M. O'Hara              Director                            April 12, 1999
-----------------------------
Brian M. O'Hara

/s/ Jerry S. Rosenbloom          Director                            April 12, 1999
-----------------------------
Jerry S. Rosenbloom

/s/ Walter A. Scott              Director                            April 12, 1999
-----------------------------
Walter A. Scott

                                 Director                            April 12, 1999
-----------------------------
Paul H. Warren

/s/ Jon W. Yoskin, II            Director                            April 12, 1999
-----------------------------
Jon W. Yoskin, II

                                  EXHIBIT INDEX

Exhibit
 Number                      Description of Exhibit
-------                      ----------------------

*4.1     Annuity and Life Re (Holdings), Ltd. Initial Stock Option Plan (Exhibit
         10.2 to the Company's Registration Statement on Form S-1, Registration No. 333-43301, declared effective on April 8, 1998 (the "Registration Statement")).

*4.2 Amendment No. 1 to the Initial Stock Option Plan (Exhibit 10.11 to the Registration Statement).

5.1      Opinion of Conyers Dill & Pearman, counsel to the Registrant.

23.1     Consent of KPMG Peat Marwick (Independent Accountants).

23.2     Consent of Conyers Dill & Pearman (included in the opinion filed as
         Exhibit 5.1 hereto).

24.1     Powers of Attorney (included on signature page).

----------

* Previously filed with the Commission and incorporated herein by reference.


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